UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

_________________

FORM 8-K

_________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 5, 2019
Date of Report (date of earliest event reported)

_________________

iPic Entertainment Inc.

(Exact name of Registrant as specified in its charter)

_________________

Delaware (State or other jurisdiction of incorporation or organization)	001-38380 (Commission File Number)	82-3129582 (I.R.S. Employer Identification Number)

Mizner Park, 433 Plaza Real, Ste. 335,

Boca Raton, Florida 33432
(Address of principal executive offices)

(561) 886-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Class A Common Stock, par value $0.0001 per share	IPIC	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on August 5, 2019, iPic Entertainment Inc. (“iPic” or the “Company”) and certain of its wholly-owned subsidiaries (together with iPic, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (Case No. 19-11737) (the “Chapter 11 Cases”).

On August 5, 2019, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market (“Nasdaq”) indicating that Nasdaq has determined that (i) the filing of the Bankruptcy Petitions and associated public interest concerns raised by it, (ii) concerns regarding the residual equity interest of the existing listed securities holders and (iii) concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market collectively serve as a basis for delisting the Company’s securities from The Nasdaq Global Market in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM 5101-1. Unless the Company requests an appeal of this determination by August 12, 2019, trading of the Company’s common stock will be suspended at the opening of business on August 14, 2019 and a Form 25-NSE will be filed with the Securities and Exchange Commission to remove the Company’s securities from listing and registration on The Nasdaq Stock Market. The Company will not appeal this determination and, therefore, it is expected that the securities will be delisted.

As previously disclosed, on May 15, 2019, the Company received a letter from the Listing Qualifications Department of Nasdaq notifying the Company that for the 30 consecutive business days prior to the date of the letter, the Company did not meet the minimum market value of listed securities of $35,000,000 required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(b)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), Nasdaq provided the Company with 180 calendar days to regain compliance.

Item 8.01. Other Events.

Cautionary Statements Regarding Trading in the Company’s Securities

The Company’s securityholders are cautioned that trading in the Company’s securities is highly speculative and poses substantial risks during the pendency of the Chapter 11 Cases. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders thereof in the Chapter 11 Cases. Accordingly, the Company urges extreme caution with respect to existing and future investments in its securities.

Additional Information Regarding the Chapter 11 Cases

Court filings as well as other information related to the Chapter 11 Cases are available at, https://cases.stretto.com/iPic or by calling (855) 221-1800 (toll free in North America). Information contained on, or that can be accessed through, such web site is not part of this Current Report.

1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

iPic Entertainment Inc.

Date: August 8, 2019	/s/ Andre Loehrer
Andre Loehrer
Interim Chief Financial Officer and Controller

3